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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT





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             Pikeville has Eleven Subsidiaries as of August 15, 1995.

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                                                JURISDICTION OF      SHARES OWNED BY     PERCENT VOTING
                                                 ORGANIZATION           PIKEVILLE        STOCK HELD BY
                                                 --------------         ---------          PIKEVILLE
                                                                                            ----------
Pikeville National Bank and Trust Company       United States        285,000 Common       100%
   Pikeville, Kentucky

First Security Bank and Trust Company           United States             25 Common       100%
   Whitesburg, Kentucky

Commercial Bank                                 United States          5,670 Common       100%
   West Liberty, Kentucky

Exchange Bank of Kentucky                       United States             17 Common       100%
   Mt. Sterling, Kentucky

Farmers National Bank                           United States         60,000 Common       100%
   Williamsburg, Kentucky

Farmers-Deposit Bank                            United States         22,500 Common       100%
   Flemingsburg, Kentucky

First American Bank                             United States      1,400,000 Common       100%
   Ashland, Kentucky

Community Trust Bank FSB                        United States            100 Common       100%
   Campbellsville, Kentucky

Trust Company of Kentucky                       United States            500 Common       100%
   Ashland, Kentucky

Woodford Bancorp, Inc                           Kentucky              43,000 Common       100%
   Versailles, Kentucky

Commercial Bank                                 Kentucky             150,000 Common       100%
   Middlesboro, Kentucky

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